UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2023

Monroe Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00866	27-4895840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 258-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	MRCC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 2, 2023, the Board of Directors of Monroe Capital Corporation (the “Company”) approved an amended and restated Joint Code of Ethics (the “Amended Code”) applicable to, among others, the Company and its investment adviser. The changes were designed to include coverage of Horizon Technology Finance Management, LLC and Horizon Technology Finance Corporation, and to incorporate into the Amended Code current governance best practices, including more robust conflicts of interest provisions, SPAC-related conflict procedures, clarification of prohibitions on the use of confidential information and other administrative updates.

The amendments reflected in the Amended Code did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Joint Code of Ethics.

The foregoing description of the revisions reflected in the Amended Code is qualified in its entirety by reference to the full text of the Amended Code, a copy of which is filed as Exhibit 14.1 to this Current Report. A copy of the Amended Code is also publicly available on the Company’s website at www.monroebdc.com.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
14.1	Joint Code of Ethics
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL CORPORATION

By:	/s/ Lewis W. Solimene, Jr.
Name:	Lewis W. Solimene, Jr.
Title:	Chief Financial Officer

Dated: November 3, 2023